UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PENNS WOODS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2009 PROXY

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA 17701

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2009

To Our Shareholders:

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2009 Annual Meeting of Shareholders are available on the internet.  The proxy statement and annual report to holders of Common Stock are available at: http://www.cfpproxy.com/4823.

The Annual Meeting of Shareholders of Penns Woods Bancorp, Inc. (the “Corporation”) will be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, on Wednesday, April 29, 2009 at 1:00 P.M.  Only holders of record at the close of business on March 3, 2009, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.  The Board of Directors of the Corporation recommends that you vote FOR the following proposals:

1.              To elect the three (3) Class 2 director nominees of the Board of Directors, to serve for a three-year term that will expire in 2012, and until their successors are elected and qualified;

2.              To ratify the appointment by the Corporation’s Board of Directors of S.R. Snodgrass, A.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent registered public accounting firm for the Corporation for the year ending December 31, 2009; and

3.              To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

You are urged to mark, sign, date, and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

You may access the following proxy materials at http://www.cfpproxy.com/4823:

•                  Notice of the 2009 Annual Meeting of Shareholders;

•                  the 2009 Proxy Statement of the Corporation;

•                  the Corporation’s Annual Report to Shareholders for the year ended December 31, 2008; and

•                  Proxy Card.

You are cordially invited to attend the Annual Meeting.  The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.

By Order of the Board of Directors,

Ronald A. Walko

President and Chief Executive Officer

Dated:  March 24, 2009

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA  17701

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 29, 2009

Introduction, Date, Time, and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the “Corporation”) a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of holders of Common Stock (the “Common Stock”) of the Corporation to be held on Wednesday, April 29, 2009, at 1:00 P.M., at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, and any adjournment or postponement thereof.

The principal executive office of the Corporation is located at 300 Market Street, Williamsport, PA 17701.  All inquiries should be directed to Ronald A. Walko, President of the Corporation, at (570) 322-1111.  Jersey Shore State Bank (the “Bank”) is a wholly owned subsidiary of the Corporation.

Solicitation and Revocability of Proxies

This Proxy Statement and enclosed form of Proxy (the “Proxy”) are first being sent to shareholders of the Corporation on or about      March 24, 2009.  Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders.  Any Proxy not specifying to the contrary will be voted “FOR” the Class 2 nominees noted and “FOR” the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm of the Corporation for the year ending December 31, 2009.  The execution and return of the enclosed Proxy will not affect the right of a shareholder of record to attend the Annual Meeting and to vote in person if such shareholder gives written notice to the Secretary of the Corporation.  The cost of assembling, printing, mailing, and soliciting Proxies, and any additional material, which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation.  In addition to the solicitation of Proxies by use of the mails, directors, officers, and employees of the Corporation and/or the Bank may solicit Proxies by telephone, telegraph, or personal interview, with nominal expense to the Corporation.  The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

A shareholder of record who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Ronald A. Walko, President and Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701, (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation, or (3) by voting in person after giving written notice to the President of the Corporation.

If your shares are held in “street name” (that is, through a broker, trustee or other holder of record), you will receive a proxy card from your broker seeking instructions as to how your shares should be voted.  If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters.  A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.  Under the rules of The New York Stock Exchange, the proposals to elect the director nominees of the Board of Directors and the ratification of the appointment of the independent registered public accounting firm are each routine matters and thus your broker or nominee has discretionary authority to vote on these matters.  Accordingly, we believe that there will be no broker non-votes at the Annual Meeting.  You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

Quorum

Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for transaction of business at the Annual Meeting.

Voting Securities

Holders of record of the Common Stock at the close of business on March 3, 2009 will be entitled to notice of and to vote at the Annual Meeting.  On March 3, 2009 there were 3,831,989 shares of Common Stock outstanding.  Each share of the Common Stock outstanding as of the close of business on March 3, 2009, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting.  Votes withheld, abstentions, and broker non-votes will be counted in determining the presence of a quorum for the particular matter.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the ratification of the independent auditors.  Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not affect the vote on the ratification of auditors.

All Proxies properly executed and not revoked will be voted as specified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

		Number of Times
		Met During 2008
The Corporation appointed the following committees for 2008:

AUDIT:	James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III,
	R. Edward Nestlerode, Jr., and James E. Plummer	4

EXECUTIVE:	Michael J. Casale, Jr., H. Thomas Davis, Jr.,
	R. Edward Nestlerode, Jr., and Hubert A. Valencik	0

The Bank appointed the following committees for 2008:

AUDIT:	James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III,
	R. Edward Nestlerode, Jr., and James E. Plummer	4

BUILDING &	Michael J. Casale, Jr., H. Thomas Davis, Jr., James M. Furey, II,
INSURANCE:	Leroy H. Keiler, III, and Hubert A. Valencik	1

EXECUTIVE:	Michael J. Casale, Jr., H. Thomas Davis, Jr., James M. Furey, II,
	R. Edward Nestlerode, Jr., and Hubert A. Valencik	0

COMPENSATION	Michael J. Casale, Jr., H. Thomas Davis, Jr., D. Michael Hawbaker
& BENEFITS:	R. Edward Nestlerode, Jr., and James E. Plummer	1

ASSET LIABILITY:	James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III,
	James E. Plummer, William H. Rockey, Hubert A. Valencik, Ronald A. Walko,
	Robert J. Glunk, Brian L. Knepp, Ann M. Riles, and Janine E. Packer
	Mr. Glunk, Mr. Knepp, Mrs. Riles, and Mrs. Packer are employees of the Bank.	4

The Audit Committee is composed of five (5) independent directors of the Bank who are directors of the Corporation.  The Audit Committee operates under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon written request to the President.

The Board of Directors of the Corporation met eleven (11) times during 2008.  The Board of Directors of the Bank met twenty-five (25) times during 2008.  All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

In the view of the Board of Directors, all directors who are independent within the meaning of the NASDAQ listing standards should participate in the selection of director nominees.  Accordingly, all directors, except for Directors Walko and Rockey participate in the selection of director nominees.  Directors who participate in the selection of director nominees operate under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon request to the President.  Independent directors considering the selection of director nominees will consider candidates recommended by shareholders.  Shareholders desiring to submit a candidate for consideration as a nominee of the Board of Directors must submit the same information with regard to the candidate as that required to be included in the Corporation’s proxy statement with respect to nominees of the Board of Directors in addition to any information required by the Bylaws of the Corporation.  Shareholder recommendations should be submitted in writing to Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701 (Attention: President and Chief Executive Officer), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee.  Although the Board of Directors at this time does not utilize specific written qualifications, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation.  In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other Board members.  Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors.

Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws.  No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement.  If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

COMPENSATION OF DIRECTORS

Director Compensation Table

					Change in Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($ )	($ )	($ )	($ )	($ )(1)	($ )	($ )
Michael J. Casale, Jr.	$27,600	$—	$—	$—	$23	$—	$27,623

H. Thomas Davis, Jr.	$26,800	$—	$—	$—	$—	$—	$26,800

James M. Furey, II	$32,400	$—	$—	$—	$17	$—	$32,417

D. Michael Hawbaker	$29,900	$—	$—	$—	$—	$—	$29,900

Leroy H. Keiler, III	$32,000	$—	$—	$—	$—	$—	$32,000

R. Edward Nestlerode, Jr.	$29,600	$—	$—	$—	$—	$—	$29,600

James E. Plummer	$36,300	$—	$—	$—	$—	$—	$36,300

Hubert A. Valencik	$30,100	$—	$—	$—	$—	$—	$30,100

(1)         Represents portion of interest credited to the director’s deferred fee account which exceeds 120% of the applicable federal rate under the Internal Revenue Code.  The director fee agreements are described below.

The Corporation paid an $8,000 retainer fee to each Director of the Corporation during 2008.  All directors of the Bank received $800 for each meeting of the Board of Directors of the Bank, $500 for each Audit or Asset Liability Committee meeting, and $400 for all other committee meetings of the Board of Directors of the Bank that the director attended during 2008.  In addition, directors receive compensation for accompanying an officer on property appraisals at a rate of $20 for the first hour and $10 for each subsequent hour.  Mr. Plummer also receives $150 for each Board meeting for his service as the Secretary of the Board of Directors.  In the aggregate, the existing Board of Directors of the Corporation earned $299,100 for all Board of Directors’ meetings and committee meetings of the Corporation and the Bank attended.  This total also includes the total received for appraisals and the secretarial function.  A portion of fees earned is used to fund a deferred compensation plan for the directors who participated in such plan.

The Bank and Messrs. Casale, Furey, Rockey, and Walko have entered into director fee agreements pursuant to which each participating director may defer payment of all or a portion of his director’s fees earned for service on the Boards of Directors of the Corporation and the Bank.  The Bank has established a deferral account for each participating director on its books.  Benefits are funded by each director’s fees and the Bank’s general assets and are payable upon retirement, early termination, disability, death, or the occurrence of a change in control of the Corporation or the Bank.  Interest is credited to each deferral account at an annual rate equal to 50% of the Corporation’s return on equity for the immediately prior year, compounded monthly.  Following termination of service, interest is credited to a deferral account at a rate based on the yield of the 10-year treasury note.  A participating director may receive a benefit if the Board of Directors has determined that, following a request by a participating director, such director has suffered a severe unforeseeable financial hardship and becomes payable at the Board of Directors discretion.  Generally, the payments are payable, at the participating director’s prior election, in a lump sum or in 60 equal monthly installments.  Following the occurrence of a triggering event, payments will commence within 30 days after, at the participating director’s prior election, his retirement or termination of service or the occurrence of a change in control of the Corporation or the Bank.  If payments were not triggered until the participating director’s death, the benefits will be paid within 90 days following receipt of the director’s death certificate.  For more information regarding the agreements with Messrs. Walko and Rockey, see the “Executive Compensation” discussion below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Director Plummer retired from the Bank in June 1995.  Prior to his retirement, he was the President of Lock Haven Savings Bank until April 1995.  He is currently a member of the Compensation and Benefits Committee.  Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary.  He is Secretary of the Board of Directors of the Bank.  Directors Casale, Davis, Furey, Keiler, Nestlerode, and Valencik have lending relationships with the Bank, our wholly-owned banking subsidiary, which were made, and presently are, in compliance with Regulation O under the federal banking laws.  For more information relating to loans to our directors, see “Certain Transactions.”  With these exceptions, no member of the Compensation and Benefits Committee (i) was, during the 2008 fiscal year, or had previously been, an officer or employee of the Corporation or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of the Corporation or a business relationship with the Corporation, in each case that would require disclosure under applicable rules of the SEC.  No other interlocking relationship existed between any member of the Compensation and Benefits Committee or an executive officer of the Corporation, on the one hand, and any member of the Compensation Committee (or committee performing equivalent functions, or the full Board of Directors) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

ELECTION OF DIRECTORS

The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting.  The Board of Directors has set the number of directors at ten (10).  The Bylaws further provide that the directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3.  The directors of each class serve for a term of three (3) years and until their successors are elected and qualified.  Under Pennsylvania law, and the Corporation’s articles of incorporation, directors of the Corporation can be removed from office by a vote of shareholders only for cause.  The directors of the Corporation serve as follows:

Nominees for election of Class 2	Class 3 Directors	Class 1 Directors
Directors to serve until 2012:	whose term expires in 2011:	whose term expires in 2010:
Leroy H. Keiler, III (age 45)	H. Thomas Davis, Jr. (age 60)	Michael J. Casale, Jr. (age 57)
James E. Plummer (age 66)	James M. Furey, II (age 61)	R. Edward Nestlerode, Jr. (age 56)
Hubert A. Valencik (age 67)	D. Michael Hawbaker (age 41)	William H. Rockey (age 62)
Ronald A. Walko (age 62)

The Board of Directors has affirmatively determined that all of the Corporation’s directors are independent within the meaning of the NASDAQ listing standards, except for Ronald A. Walko, President and Chief Executive Officer of the Corporation and the Bank, and William H. Rockey, Senior Vice President of the Corporation and the Bank.  The Board categorically determined that a lending relationship resulting from a loan made by the Bank to a Director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also categorically determined that maintaining with the Bank a deposit, savings, or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

The Proxies solicited hereunder will be voted “FOR” (unless otherwise directed) the three (3) director nominees of the Board of Directors listed previously for election as Class 2 directors.  Each nominee has agreed to serve if elected and qualified.  The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason.  However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees and such other persons selected by the Board of Directors, in accordance with the best judgment of the Proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

As of March 3, 2009, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation’s Common Stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND MANAGEMENT

The following table sets forth as of March 3, 2009, information regarding the number of shares and percentage of the outstanding shares of common stock beneficially owned by each director, executive officer, and as a group.  Unless otherwise indicated in a footnote, shares of our common stock have not been pledged as security.

Name	Principal Occupation for Past Five Years	Year First Became a Director	Amount & Nature of Beneficial Ownership (1)		% of Total Shares Outstanding
Michael J. Casale, Jr.	Partner in the Law Firm of Casale & Bonner PC	1999	21,584	(2)	0.56%
H. Thomas Davis, Jr.	President & Chief Executive Officer of Franklin Insurance Co., Inc.	1999	18,369	(3)	0.48%
James M. Furey, II	President & Owner of Eastern Wood Products	1990	13,237	(4)	0.35%
D. Michael Hawbaker	Executive Vice President of Glenn O. Hawbaker, Inc.	2007	400	(5)	0.01%
Leroy H. Keiler, III	Leroy H. Keiler, III, Attorney at Law	2006	464	(6)	0.01%
Brian L. Knepp	Chief Financial Officer of the Corporation and Bank	N/A	201	(7)	0.01%
R. Edward Nestlerode, Jr.	Vice President of Nestlerode Contracting Co., Inc.	1995	14,267	(8)	0.37%
James E. Plummer	Secretary of the Bank; Retired, Former President of Lock Haven Savings Bank	1995	36,129	(9)	0.94%
William H. Rockey	Senior Vice President of the Bank; Senior Vice President of the Corporation;	1999
	Former President of First National Bank of Spring Mills		32,723	(10)	0.85%
Hubert A. Valencik	Retired; Former Senior Vice President & Chief Operations Officer of the Bank;	2005
	Former Senior Vice President of the Corporation		15,078	(11)	0.39%
Ronald A. Walko	President & Chief Executive Officer of the Corporation and Bank	2000	19,595	(12)	0.51%
All Executive Officers and Directors as a Group			172,047		4.48%

(1)        The amounts include the following shares of our common stock that the individual has the right to acquire as of May 2, 2009 by exercising outstanding stock options:

R. Edward Nestlerode, Jr.	660	James E. Plummer	660	H. Thomas Davis, Jr.	660

                                                Total shares available to acquire by exercising outstanding stock options:  1,980

(2)         Includes 15,918 shares held jointly with spouse, and 5,666 shares held beneficially.

(3)         Includes 17,709 shares held individually.

(4)         Includes 6,347 shares held jointly with spouse, 6,310 held individually, and 580 shares held beneficially.

(5)         Includes 400 shares held jointly with spouse.

(6)         Includes 464 shares held jointly with spouse.

(7)         Includes 201 shares held individually.

(8)         Includes 6,581 shares held jointly with spouse, 5,516 shares held individually, and 1,510 shares held beneficially with children and Nestlerode Contracting Co., Inc.

(9)         Includes 25,112 shares held jointly with spouse, 8,790 shares held individually, and 1,567 shares held beneficially.

(10)   Includes 31,670 shares held jointly with spouse, and 1,053 shares held individually.

(11)   Includes 3,310 shares held jointly with spouse, and 11,768 shares held individually.

(12)   Includes 17,926 shares held jointly with spouse, 1,145 shares held individually, and 524 shares held beneficially.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and any persons owning ten percent or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4, and annual statements of beneficial ownership on Form 5 with the Securities and Exchange Commission (the “SEC”).  Persons filing such beneficial ownership statements are required by SEC regulation to furnish us with copies of all such statements filed with the SEC.  The rules of the SEC regarding the filing of such statements require that “late filings” be disclosed in the Corporation’s proxy statement.  Based solely on our review of any copies of such statements and amendments thereto furnished to us, we believe that all such statements were timely filed in 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis addresses the following issues: members of the Compensation and Benefits Committee (the “Committee”) and their role, compensation-setting process, philosophy regarding executive compensation, and components of executive compensation.

Committee Members and Independence

The Committee is comprised of five (5) independent directors under NASDAQ listing standards.  The members of the Committee are: Michael J. Casale Jr., H. Thomas Davis, Jr., D. Michael Hawbaker, R. Edward Nestlerode Jr., and James E. Plummer.

Role of Committee

The Committee’s focus is to establish a compensation policy and philosophy that will enable the Corporation to attract, retain, motivate, and reward executive officers that are critical to the success of the Corporation.  In doing so, the Committee:

•                 reviews and adjusts the principles guiding the compensation policy to maintain alignment with short and long-term strategic goals and to build shareholder value;

•                 establishes performance objectives including, but not limited to, earnings, return on assets, return on equity, total assets, and quality of the loan portfolio;

•                 evaluates the performance of the executive officers in comparison to the performance goals;

•                 determines the compensation of executive officers and the components of the compensation;

•                 administers the retirement plans of the Corporation, including the defined benefit, defined contribution, and 401(k) plans;

•                 administers the 2006 Employee Stock Purchase Plan;

•                 recommends changes to compensation plans, cash or equity, to the full Board of Directors;

•                 reviews and recommends changes to succession plans; and

•                 reviews and recommends changes to director compensation.

Committee Meetings

The Committee meets as often as necessary.  During 2008, the Committee held one meeting at which it determined and approved wage and benefit changes for the 2009 fiscal year.  The Committee works with the President and Chief Executive Officer to determine the meeting agenda and material to be reviewed.  The materials and inputs utilized may include, but are not limited to, the following:

•                 financial reports outlining budget to actual performance;

•                 reports of corporate achievement/recognition by outside parties;

•                 forecasted financial results as compared to the current budget and actual results;

•                 peer financial analysis and comparison;

•                 completion and progress of meeting strategic goals;

•                 peer equity and cash compensation data;

•                 national and regional compensation surveys; and

•                 financial impact of current and proposed compensation programs.

Committee Process

The Committee sets the compensation of the executive officers and other employees during the fourth quarter of each fiscal year for the next year.  Although the decisions are made in the fourth quarter, the Committee continuously monitors the performance of the Corporation and executives throughout the year as part of the routine full Board of Directors meetings.

The Committee utilizes the input and assistance of management when making compensation decisions.  Management input includes:

•                 employee performance evaluations and compensation recommendations;

•                 reporting actual and forecasting future results;

•                 establishing performance objectives;

•                 review and recommendations of non-cash employee compensation programs; and

•                 assistance with Committee meeting agendas.

The President and Chief Executive Officer has direct involvement with the Committee during the meetings in order to provide status on the attainment of strategic goals, executive officer performance evaluations, and recommendation of executive officer compensation packages, other than his own.

Annually, the Committee meets to evaluate the performance of the executive officers, set the compensation for the following fiscal year, and to determine their cash bonus to be paid for the current year.

Compensation Elements

Base Salary

The Committee believes that the base salary of the executive officers is the cornerstone of the compensation package and provides the majority of compensation to the executive.  The base salary provides a consistent level of pay to the executive, which the Committee feels decreases the amount of executive turnover, promotes the long-term goals of the Corporation, and is a tax deductible expense.  The factors used in determining the level of base salary include the executive’s qualifications and experience, tenure with the Corporation, responsibilities, attainment of goals and objectives, past performance, and peer practices.  A review of past performance and the attainment of goals and objectives are reviewed annually as part of the formal annual performance review.  During the review, which occurs during the fourth quarter, objectives and goals for the next year and upcoming milestones related to the corporate strategic plan are discussed.  Peers for the Corporation are bank holding companies within the Philadelphia Federal Reserve District with assets between $500 million and $1 billion.  Data for these peers is gathered from various sources including, but not limited to, Securities and Exchange Commission filings, Federal Reserve filings, and other information released by the peer.

Annual Bonus Program

The Committee administers an annual cash bonus program to reward executive officers and other officers for their continued support and attainment of Corporate and personal goals as outlined during the annual performance review as noted in the Base Salary discussion.  Cash payments are approved by the Committee based on the recommendation of the President and Chief Executive Officer except for his, which is determined by the Committee.  The program is not tied to specific performance targets, but rather is determined at the discretion of the Committee based on the level of net income, return on assets, return on equity, quality of the loan portfolio, and attainment of goals or exceptional personal performance.

Equity Awards

The Committee currently does not use stock options as part of the compensation package for executive officers.  The Committee feels that the cash compensation provided at this time adequately rewards executive officers for their contribution to the Corporation.  In addition, the Committee believes shareholder value is better enhanced by the use of cash payments to executive officers versus the issuance of options, which may lead to an increased number of outstanding shares causing diminished share-based returns.  Executive officers, as with all employees, wishing to acquire the Corporation’s common stock are eligible to participate in the 2006 Employee Stock Purchase Plan.

Additional Benefits

Executive officers may participate in other employee benefit programs that are generally available to the other employees of the Corporation.  In addition, Messrs. Walko and Rockey are eligible to participate in the deferred fee program with respect to their director fees and our 401(k) plan.  Other perquisites received by executive officers are described within this Proxy Statement as part of the Summary Compensation table.

Employment and Severance Agreements

We have entered into employment agreements with each of Messrs. Walko and Rockey.  We have also entered into a severance agreement with Mr. Walko.  A discussion of each executive’s agreement follows.

Mr. Ronald A. Walko

In August of 1991, Mr. Walko entered into an employment agreement with the Bank.  Under the terms of the agreement, he will receive an annual base salary of at least $265,018. The term of the agreement was five years, subject to automatic renewal after each successive five-year term.  The agreement was renewed in 2006 for a five-year period.

Under the current agreement, increases in compensation will be determined in accordance with the annual performance evaluation.  Mr. Walko has the right to terminate this agreement upon 60 days written notice to the Bank if he does not receive an increase in compensation on each annual anniversary date.  The Bank will also provide at its expense Mr. Walko with an automobile for business purposes, annual membership at the Ross Club or similar organization, and all benefits provided to other employees as set forth in the Employee Handbook.

The agreement may be terminated by the Bank for cause, willful misconduct or refusal in carrying out the duties assigned by the Board of Directors, whereby the Bank shall pay one-half the salary to Mr. Walko for the period of time between the date of termination and the end of term of the agreement, or the date Mr. Walko commences comparable employment on a full time basis elsewhere, whichever occurs first.  If the agreement is terminated by the Bank without cause, the Bank shall pay Mr. Walko his full salary for the period of time between the date of termination and the end of the term of the agreement, or the date Mr. Walko commences comparable employment elsewhere on a full time basis, whichever occurs first.  If during the term of the agreement Mr. Walko dies or becomes disabled, Mr. Walko or his estate shall be paid an amount equal to six months compensation or the balance due under the agreement, whichever is less.  If Mr. Walko terminates this agreement because he is reduced to a lesser stature and authority, the Bank shall pay the balance of all sums due under the agreement up to the date of termination.  If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he shall not work for another banking institution having an office in Lycoming County, Pennsylvania for a one-year period after the date of termination.

The Bank has also entered into a severance agreement with Mr. Walko.  Under the terms of the agreement, if Mr. Walko’s employment is terminated within two years after a change in control of the Corporation, he will be entitled to receive from the Bank (i) his full compensation through the date of termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the date of termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday.  The agreement also provides Mr. Walko with insurance coverage similar to those in effect immediately prior to the notice of termination for a period of twenty-four months; however, these will be reduced to the extent that he receives comparable benefits from another employer during the corresponding period.  In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the date of termination, adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his date of termination (in no event will months of age or service credit be accumulated after his 65th birthday).

During any period following a change in control of the Corporation, if employment is terminated by the employer for disability, or by the employer or the employee by reason of retirement or death, the benefits will be determined in accordance with the Corporation’s programs then in effect.  If the employee is terminated for cause subsequent to a change in control or terminates employment other than for good reason (as defined in the severance agreement) or retirement, he will receive full compensation through the date of termination and will have no further rights under this Agreement thereafter.

Mr. William H. Rockey

On January 11, 1999, Mr. Rockey entered into an employment agreement with the Corporation and the Bank.  The initial term of the agreement was three years and the agreement annually renews for a term ending three years from each annual anniversary date.  Under the terms of the agreement, he will receive an annual base salary of at least $122,096, subject to increases by the Bank.  Mr. Rockey is also entitled to participate in any pension, retirement, profit sharing, stock option, incentive bonus, employee stock ownership or other plans, benefits and privileges available to employees and executive officers of the Corporation and the Bank.

The agreement may be terminated by the Corporation and the Bank for cause (as defined in the Agreement), whereby the parties’ obligations under the agreement will cease.  If the agreement is terminated by the Corporation and the Bank without cause or Mr. Rockey voluntarily terminates his employment for good reason (as defined in the Agreement) following a change in control (as defined in the agreement), the Corporation or the Bank shall pay Mr. Rockey, in cash, within 30 days of termination, an aggregate amount equal to the greater of (x) two times Mr. Rockey’s then base salary or (y) the aggregate amount of base salary due and payable over the remaining employment period at the time of termination; provided, however, that in the event the lump sum payment described above, when added to all other amounts or benefits provided to Mr. Rockey upon termination, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the “Code”) such lump sum shall be reduced to the extent necessary to avoid imposition of the tax.  If during the term of the agreement, Mr. Rockey voluntarily retires (not relating to a change in control), dies or becomes disabled, the obligations of the parties under the agreement will cease, unless Mr. Rockey was previously terminated without cause or  previously provided notice of termination for good reason following a change in control, in which case, Mr. Rockey, or his estate, as the case may be, will be entitled to the greater of the amount described in clauses (x) and (y) above.

The agreement contains noncompete covenants which generally prohibit Mr. Rockey from engaging in banking activities within a county or any contiguous county in which a branch office of the Bank is located.  These covenants extend for a period of one year in the event Mr. Rockey’s employment is terminated for cause.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in, through incorporation by reference from this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2008.

Michael J. Casale, Jr.
H. Thomas Davis, Jr.
D. Michael Hawbaker
R. Edward Nestlerode, Jr.
James E. Plummer

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filing.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for services in all capacities to the Corporation and the Bank for the year ended December 31, 2008 for those persons who were as of December 31, 2008, the Principal Executive Officer, Principal Financial Officer, and other executive officers whose total compensation exceeded $100,000:

Summary Compensation Table

							Change in Pension
							Value and
						Non-Equity	Nonqualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)	($)	($)	($)(7)	($)(2)(3)	($)
Ronald A. Walko	2008	$274,026	$67,950	$—	$—	$—	$173,023	$8,914	$523,913
President and Chief Executive Officer (4)	2007	$272,024	$87,668	$—	$—	$—	$109,551	$8,431	$477,674
	2006	$260,214	$87,379	$—	$—	$—	$63,567	$11,655	$422,815

Brian L. Knepp	2008	$93,549	$13,299	$—	$—	$—	$—	$6,328	$113,176
Chief Financial Officer (5)	2007	$83,538	$11,010	$—	$—	$—	$—	$6,325	$100,873
	2006	$77,038	$8,822	$—	$—	$—	$—	$2,228	$88,088

William H. Rockey	2008	$139,086	$4,058	$—	$—	$—	$52,062	$5,100	$200,306
Senior Vice President (6)	2007	$145,476	$3,994	$—	$—	$—	$35,067	$5,277	$189,814
	2006	$141,466	$3,931	$—	$—	$—	$20,121	$5,347	$170,865

(1)         Total includes base salary and director’s fees for Messrs. Walko and Rockey and salary for Mr. Knepp.  Messrs. Walko and Rockey received directors’ fees of $27,200 in 2008 and $27,000 and $27,800 in 2007, respectively.  A retainer fee of $8,000 and $7,000 is included in the directors’ fee total for 2008 and 2007, respectively.

(2)         The cost of certain perquisites and other personal benefits are not included because such total does not exceed $10,000.

(3)         Other compensation includes employer contributions to the Bank’s 401(k) Plan for the benefit of Messrs. Walko, Knepp, and Rockey.

(4)         Mr. Walko serves as both Chief Executive Officer and President of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

(5)         Mr. Knepp serves as the Chief Financial Officer and Assistant Secretary of the Corporation and the Bank.

(6)         Mr. Rockey serves as Senior Vice President of the Corporation and the Bank, Secretary of the Corporation, and is a member of the Board of Directors of the Corporation and the Bank.

(7)         The amounts in the Change in Pension Value and Nonqualified Deferred Compensation earnings column include (i) the aggregate change in the actuarial present value of the officer’s accumulated benefit under the defined benefit pension plan for 2008, 2007 and 2006 ($173,008, $109,474, and $63,339 for Mr. Walko and $52,039, $34,940, and $19,725 for Mr. Rockey) and (ii) the portion of interest credited to a director’s deferred fee account during 2008, 2007, and 2006 which exceeds 120% of the relevant applicable federal rate under the Internal Revenue Code ($15, $77, and $228 for Mr. Walko and $23, $127, and $396 for Mr. Rockey).  A description of the director deferred fee program is included under the heading “Compensation for Directors.”  The pension plan is described under the heading “Retirement Plan” below.

OPTIONS/SAR GRANTS

There were no grants to or exercises of stock options by named executive officers during the fiscal year 2008.  In addition, there were no outstanding equity awards as of December 31, 2008 for our named executive officers.

NONQUALIFED DEFERRED COMPENSATION

The following table shows contributions during and earnings for 2008, as well as the aggregate balance at December 31, 2008, for the director deferred fee accounts for Messrs. Walko and Rockey.  Mr. Knepp is not a director and accordingly does not participate in the director’s deferred fee program.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals /	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year-End
Name	($ )	($ )	($ )	($ )	($ )
Ronald A. Walko (1)	$15,360	$—	$5,735	$—	$109,435

Brian L. Knepp	$—	$—	$—	$—	$—

William H. Rockey (1)	$19,200	$—	$8,998	$—	$168,211

(1)         Of the amounts reported, all of the contributions are included in the Summary Compensation Table, and $15 and $23 of the earnings for Messrs. Walko and Rockey, respectively, are included in the Summary Compensation Table.

RETIREMENT PLAN

The Bank maintains a noncontributory defined benefit pension plan for all employees hired prior to January 1, 2004, who meet certain age and length of service requirements.  Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee’s annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment.  Annual compensation is based upon the employee’s W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers, and life insurance coverage that exceeds $50,000.  The Bank’s funding policy is consistent with the funding requirements of federal law and regulations.  Plan assets are primarily comprised of common stocks and U.S. Government and corporate debt securities.  The plan was amended, effective January 1, 2004, to cease eligibility for employees with a hire date of January 1, 2004 or later.  Employees with a hire date of January 1, 2004 or later are eligible to receive, after one year of service, an annual contribution by the Bank equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the Bank’s 401(k) plan.  The accrued normal retirement benefit under the plan is determined by the following formula:  1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service.

The following table sets forth the total number of years of credited service and the present value of the accumulated benefit as of  December 31, 2008 for the named executive officers who participate in the plan.

Pension Benefits Table

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($ )	($ )
Ronald A. Walko	Jersey Shore State Bank Retirement Plan	21.25	$796,047	$—

William H. Rockey	Jersey Shore State Bank Retirement Plan	10.25	$205,867	$—

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of Messrs. Walko and Rockey will be entitled to certain contractual benefits if his employment terminates under certain circumstances preceding or following a change in control.  The agreements are described under the caption “Employment and Severance Agreements” included in the Compensation Discussion and Analysis.  We calculated the potential post-employment payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2008.  Actual amounts payable can only be determined at the time of such executive’s termination.  The following table summarizes the potential payments to Messrs. Walko and Rockey. Mr. Knepp is not a party to a contract which would provide post-employment payments.

				Before Change in Control		After Change in Control
		Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
Ronald A. Walko	Salary	$127,413	$342,210	$684,420	$—	$1,143,540	$459,120
	Bonus	—	—	—	—	168,170	168,170
	Medical continuation (2)	—	—	—	—	29,286	29,286
	Additional service credit under pension plan (3)	—	—	—	—	112,479	112,479
	Value of accelerated stock options (4)	—	—	—	—	—	—
	Value of accelerated restricted stock (4)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	(550,307)	—
	Total	$127,413	$342,210	$684,420	$—	$903,168	$769,056
William H. Rockey	Salary	$—	$—	$239,936	$—	$239,936	$239,936
	Bonus	—	—	—	—	—	—
	Medical continuation (2)	—	—	—	—	—	—
	Value of accelerated stock options (4)	—	—	—	—	—	—
	Value of accelerated restricted stock (4)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$239,936	$—	$239,936	$239,936

(1) For base salary, bonus and medical continuation payment calculation, and time and form of such payments, see “Employment and Severance Agreements.”

(2) Calculated as the present value of $15,000 per year. Assumes no increase in the cost of welfare benefits. Assumes no tax on welfare benefits.

(3) For information regarding calculation of pension benefits, see “Retirement Plan.”

(4) All equity awards are vested.

Equity Compensation Plan Information

Number of
securities remaining
	Number of		available for future
	securities to be	Weighted-	issuance under
	issued upon	average	equity compensation
	exercise of	exercise of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,980	$28.27	—

Equity compensation plans not approved by security holders	—	—	—
Total	1,980	$28.27	—

PRINCIPAL OFFICERS OF THE CORPORATION

The following table lists the Executive Officers of the Corporation as of March 3, 2009:

				Number of
			Bank	Shares	Year First
		Position and/or Offices	Employee	of the	Elected an
Name	Age	With the Corporation	Since	Corporation	Officer
Ronald A. Walko	62	President & Chief Executive Officer	1986	19,595	1987
Brian L. Knepp	34	Chief Financial Officer	2005	201	2005
William H. Rockey	62	Senior Vice President	1999	32,723	1999

Mr. Walko joined the Bank in 1986 as Vice President and Senior Loan Officer. He was elected Executive Vice President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in May 1999, and became President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in August 2000.

Mr. Knepp joined the Bank in 2005 as Vice President — Finance and became the Chief Financial Officer in April 2008.

Mr. Rockey joined the Bank in 1999 as Senior Vice President.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of five (5) independent directors as defined under NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website, www.jssb.com, under Investor Relations/Financial Information/ Governance Documents and is available upon request to the President.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008, and discussed them with management and our independent registered public accounting firm, S.R. Snodgrass, A.C. The Audit Committee also has discussed with our independent auditor the matters required to be discussed by the U.S. Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received from our independent auditor the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with management and the independent accountant the accountant’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K for that fiscal year for filing with the SEC.

In connection with standards for independence of our external auditors issued by the Public Company Accounting Oversight Board, during the 2009 fiscal year, the Audit Committee will undertake to consider in advance of the provision of any non-audit services by our independent accountant whether the provision of such services is compatible with maintaining the independence of our external auditors.

This report is not intended to be incorporated by reference into any filing made by Penns Woods Bancorp, Inc. with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Members of the Audit Committee

James M. Furey II, D. Michael Hawbaker, Leroy H. Keiler III,

R. Edward Nestlerode Jr., and James E. Plummer

Audit Fees

The fees for professional services incurred by the Corporation for services rendered by the Corporation’s independent auditors in connection with the audit of the Corporation’s financial statements for the years ended December 31, 2008 and December 31, 2007, and the review of the Corporation’s Forms 10-Q for such fiscal years were $113,783 and $110,469, respectively. All such services were performed by permanent, full-time employees of S.R. Snodgrass, A.C.

Audit-Related Fees

Audit-Related fees for the performance of the audits of the Bank’s employee benefit plans’ financial statements for the years ended December 31, 2008 and December 31, 2007, were $16,615 and $12,500, respectively.

Tax Fees

Tax fees for the years ended December 31, 2008 and December 31, 2007 resulting from services provided by the Corporation’s independent registered public accounting firm totaled $12,519 and $13,150, respectively.

Other Fees

Fees billed to the Corporation and Bank by S.R. Snodgrass, A.C. for other services totaled $400 for the year ended December 31, 2007 with no fees for other services billed for the year ended December 31, 2008. These services related to consulting services provided for strategic planning sessions with the Board of Directors.

Pre-approval of Audit and Permissible Non-Audit Services

The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services provided by the Corporation’s independent registered public accounting firm. All of the services provided by S.R. Snodgrass, A.C. set forth above were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has designated James E. Plummer as the Audit Committee financial expert, and has determined that Mr. Plummer is independent within the meaning of the NASDAQ listing standards.

SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation’s Annual Meeting of Shareholders to be held in 2010, must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, Williamsport, PA 17701, on or before November 24, 2009, and must follow the procedures required by SEC Rule 14a-8 in order to be included in proxy materials relating to that meeting.

A shareholder proposal submitted after November 24, 2009, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in the Corporation’s proxy statement for the annual meeting to be held in 2010, but may be presented for consideration at the annual meeting, if submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting, which proposal must contain certain information required by the Bylaws. If the shareholder intending to present such a proposal has not provided the Corporation written notice of the matter on or before January 25, 2010, the proxy holders of the Board of Directors will have discretionary authority to vote on such proposal at the meeting. However, if the date of the 2010 annual meeting is changed more than 30 days from April 29, 2010, the anniversary of the 2009 annual meeting, the deadline for delivery notice to the Corporation which would restrict the proxyholders of the Board of Directors from exercising discretion would be a reasonable time before the Corporation sends its proxy materials, assuming the notice complies with the requirements of the Bylaws

CERTAIN TRANSACTIONS

NASDAQ Marketplace Rule 4350(h) requires that we conduct an appropriate review of related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the Board of Directors.

Our Code of Ethics and Conflicts of Interest policy requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Human Resource Director. A potential conflict exists whenever an individual has an outside interest — direct or indirect — which conflicts with the individual’s duty to the Corporation or any of its affiliates or adversely affects the individual’s judgment in the discharge of his or her responsibilities. Prior to consideration, full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction is required The Code of Ethics and Conflict of Interest policy is available for review by contacting the President.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

There have been no material transactions between the Corporation and the Bank, or any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding from the Bank at December 31, 2008 to the Corporation’s and the Bank’s Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $8,942,000 or approximately 18.13% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Corporation has appointed the firm of S.R. Snodgrass, A.C., Certified Public Accountants (the “Auditors”), of Wexford, Pennsylvania, as the Corporation’s independent registered public accounting firm for its 2009 fiscal year. Such appointment was recommended by the Audit Committee and is subject to shareholder ratification. A representative from the Auditors is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions from shareholders.

The Auditors served as the Corporation’s independent registered public accounting firm for the 2008 fiscal year, provided assistance to the Corporation and the Bank in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. The non-audit services were approved by the Corporation’s and the Bank’s Audit Committee after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation’s and the Bank’s Board of Directors that there was no effect on the independence of the Auditors. The Auditors have advised the Corporation that none of its members have any financial interest in the company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S.R. SNODGRASS, A.C., AS THE CORPORATIONS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment. All proxies will be voted “FOR” ratification appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ANNUAL REPORT

A copy of the Corporation’s Annual Report and Form 10-K for its fiscal year ended December 31, 2008 is enclosed with this Proxy Statement.

You may access the following proxy materials at http://www.cfpproxy.com/4823:

•                  Notice of the 2009 Annual Meeting of Shareholders;

•                  the 2009 Proxy Statement of the Corporation;

•                  the Corporation’s Annual Report to Shareholders for the year ended December 31, 2008; and

•                  Proxy Card.

OTHER MATTERS

The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. Because the Corporation has not received notice of any other matters to be presented for action at the meeting; if any other matters properly come before the Meeting, or any adjournments thereof, the proxy holders are authorized to vote thereon at their discretion.

All directors of the Corporation are expected to attend the Corporation’s Annual Meeting of Shareholders. In 2008, eleven directors attended the Annual Meeting of Shareholders.

Shareholders may communicate directly with the Board of Directors of the Corporation by contacting the Corporation’s President & Chief Executive Officer, Ronald A. Walko, 300 Market Street, Williamsport, PA 17701 (570-322-1111). All bona fide communications received by the Corporation’s President & Chief Executive Officer will be relayed to the applicable member of the Board of Directors or, if no specific director is designated to receive the communication, the appropriate party.

ADDITIONAL INFORMATION

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2008 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD A. WALKO, PRESIDENT, PENNS WOODS BANCORP, INC.

By Order of the Board of Directors,

Ronald A. Walko

President and Chief Executive Officer

Dated: March 24, 2009

REVOCABLE PROXY
PENNS WOODS BANCORP, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

2009 ANNUAL MEETING PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Brian L. Knepp and Ronald A. Walko and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 3, 2009, at the Annual Meeting of Shareholders of the Corporation to be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, Pennsylvania 17701 on April 29, 2009 at 1:00 P.M., and any adjournment or postponement thereof as follows.

Please be sure to date and sign this proxy card in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

		For	With- hold	Except

1.	ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM	☐	☐	☐

Leroy H. Keller, III
James E. Plummer
Hubert A. Valencik

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2.	PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS	☐	☐	☐

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. LIGHT REFRESHMENTS WILL BE SERVED.			☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

This proxy will be voted in the discretion of the proxy holders on such other business as may properly come before the meeting or any adjournment thereof.

Detach above card, sign, date and mail in postage paid envelope provided.

PENNS WOODS BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign this Proxy exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/4823